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                                 AIRGAS, INC.

                  AMENDED AND RESTATED 1984 STOCK OPTION PLAN
                      (As amended effective May 22, 1995)

1.   Purpose

     The 1984 Stock Option Plan (the "Plan") is intended to enable AIRGAS, INC. (the "Company") to attract and retain capable officers and other key employees of the Company and its subsidiaries and to provide them with incentives to promote the best interests of the Company by enabling and encouraging them, through the grant of incentive and nonstatutory stock options to acquire Company stock. (Incentive and nonstatutory stock options are sometimes hereinafter referred to individually as an "Option" and, collectively, as the "Options").

     As used in the Plan, the term "incentive stock options" means options which are intended to qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986 as amended from time to time (the "Code"), and which are designated as incentive stock options in an Option Agreement (as defined in Section 5(m) below).

     The term "nonstatutory stock options" means options which are intended to qualify as nonstatutory stock options within the meaning of section 83 of the Code, and which are designated as nonstatutory stock options in an Option Agreement.

2.   Administration

     The Plan shall be administered by the Stock Option Committee of the Board of Directors (the "Committee"), which shall consist of the members of the Nominating and Compensation Committee.

     Subject to the terms of the Plan, the Committee shall have full authority to select the persons to whom incentive and/or statutory stock options shall be granted under the Plan and to set the other terms and conditions thereof. The Committee also shall have the authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the plan, and to make such determinations and interpretations under or in connection with the Plan and the Options granted hereunder as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.   Eligibility

     The persons eligible to participate in the Plan shall be the officers and other key employees, including directors who are also officers or key employees, of the Company and itssubsidiaries who may be designated by the Committee. The persons eligible to receive Options under the Plan are hereinafter referred to as "Eligible Individuals."

4.   Stock Subject to the Plan

     Subject to the provisions of Section 7 hereof, 7,040,000 shares of the Company's Common Stock, par value $.01 per share ("Shares"), shall be available for the grant of Options under the Plan, provided that the aggregate number of Shares for which Options may be granted to directors under the Plan shall not exceed 1,000,000 Shares. Shares issuable under the Plan may be authorized by unissued Shares or reacquired Shares, as the Board shall

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determine.

     If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

5.   Grants, Terms and Conditions of Options

     From time to time until the expiration or earlier termination of the Plan, the Committee may grant to Eligible Individuals (such grantees are hereinafter referred to as "Optionees") under the plan such incentive and/or nonstatutory stock options as it determines are warranted. Options granted pursuant to the Plan shall be in such form as the Committee shall be in such form as the Committee from time to time approve, and shall be subject to the following terms and conditions to the extent such terms and conditions are applicable to such Option.

          (a) Price.The option price per Share under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion but shall not be less than the fair market value of the Shares on the date of grant of such Option. The fair market value of a Share on any day shall be determined by such method of determining fair market value as shall be permitted by the Code, or the rules and regulations thereunder, and adopted by the Committee from time to time.

          (b)  Term. Subject to earlier termination as provided in Subsections
(c) through (g) below and in Section 7 hereof, and except as otherwise provided in Subsection (k) below, the duration of each Option shall not be more than ten (10) years from the date of grant.

          (c) Exercise and Payment. Twenty-five percent of the options granted to each Optionee shall become exercisable for each completed year of continuous employment with the Company, commencing upon the first anniversary of the date of grant, as described in the following schedule: year one - 25 percent; year two - 50 percent; year three - 75 percent; and year four - 100 percent. The Committee may specify other installments or dates for the exercise of options and may determine that Options will become immediately exercisable in whole or in part in the event of termination of employment, death, disability or retirement. The purchase price shall be payable in cash or its equivalent. Except as otherwise provided in Subsections (d) through
(g), (p) and (q) below, Options shall only be exercisable by an Optionee while he remains in the employ of the Company or a related corporation. Any Option Shares, the right to thepurchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of Shares to be purchased, and accompanied by payment in full of the aggregate purchase price for such Shares.

          (d) Termination of Optionee's Employment. If an Optionee's employment with the Company is terminated for any reason, with or without cause, other than by reason of death, disability, or retirement (as described in Subsections (e), (f) and (g) below) prior to the expiration of the original term of his Option ("Expiration Date") such Option may be exercised by the Optionee, to the extent to the number of Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee pursuant to Subsections (c) and (q), at any time prior to the earlier of (i) 30 days following the date of the Optionee's termination of employment, or (ii) the

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Expiration Date of such Option.  For purposes of this Subsection, an
Optionee's employment relationship shall be considered as continuing intact while the Optionee is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed 90 days, or, if longer, so long a the Optionee's right to reemployment with the Company or a related corporation is guaranteed either by statute or contract.

          (e) Death of Optionee. If an Optionee's employment is terminated by reason of his death prior to the Expiration Date of his Option, or if an Optionee whose employment is terminated as a result of retirement or disability (as described in Subsections (f) and (g) below, if earlier, such Option may be exercised, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, subject to pro-rata vesting under Subsection (p) below, or to any greater extent permitted by the Committee, pursuant to Subsections
(c) and (q), at any prior time to the Expiration date of such Option.

          (f) Disability of Optionee. If an Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his employment with the Company and his employment with the Company is terminated as a consequence of such disability prior to the Expiration Date of his Option, such Option may be exercised by the Optionee, to the extent of such number of Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, subject to pro-rata vesting under Subsection (p) below, or to any greater extent permitted by the Committee, pursuant to Subsections (c) and (q), at any time prior to the Expiration date of such Option. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.

          (g) Retirement of Optionee. If any Optionee retires in accordance with the retirement policy of the Company, or with the express consent of the Board, and his employment with the Company and all related corporations is terminated as a consequence of such retirement prior to the Expiration Date of his Option, such may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his retirement, subject to pro-rata vesting under Subsection (p)below, or to any greater extent permitted by the Committee, pursuant to Subsections
(c) and (q), at any time prior to the Expiration date of such Option.

          (h) Transferability. No Option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the Option shall be exercisable only by him, or in the event of his legal disability, by his legal representative. Notwithstanding the foregoing, the Committee may grant non-qualified Options that are transferable, without payment of consideration, to immediate family members (i.e., spouses, children and grandchildren) of the Optionee or to trusts for, or partnerships whose only partners are, such family members. The Committee may also amend outstanding non-qualified Options to provide for such transferability.

          (i) Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his Option until the issuance of a stock certificate to him representing such Shares.

          (j) Sequential Exercise of Option. Options granted under the Plan shall be exercisable at the discretion of the Optionee without regard to the price or the date of grant of any other outstanding Option which was granted under this Plan or any other plan of the Company or a related corporation, or

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a predecessor of the Company or a related corporation before or after the granting of such Option to the same Optionee to purchase Shares, or to purchase stock in a corporation which (at the time of granting of such option) was a related corporation or to purchase stock in a predecessor corporation of the Company or a related corporation.

          (k) Ten Percent Shareholder. Any other provision of the Plan notwithstanding, if an Eligible Individual owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a related corporation at the time an incentive stock option is granted to such Eligible Individual, the option price of the incentive stock option shall not be less than one hundred ten percent (110%) of the fair market value of the optioned Shares on the date such incentive stock option is granted, and such incentive stock option by its terms shall not be exercisable after the expiration of five (5) years from the date such incentive stock option is granted. For purposes of the Subsection, an Eligible Individual shall be considered to own any shares of the Company or a related corporation which are attributed to such Eligible Individual under Section 425(d) of the Code.

          (l) Annual Limit on Grant of Incentive Stock Options. The aggregate fair market value (determined as of the time an incentive stock option is granted) of the Shares for which an Eligible Individual may be granted incentive stock options in any calendar year (under the Plan and any other incentive stock option plan of the Company or a relate corporation) shall not exceed one hundred thousand dollars ($100,000), or such other annual limit as may be in effect under the Code at the time the incentive stock option is granted. In addition, the aggregate fair market value of the stock exercisable for the first time by an Eligible Individual during any calendar year shall not exceed $100,000.

          (m)  Option Agreement and Further Conditions.   As soon as
practicable after the grant of an Option, each Optionee shall enter into, and be bound by the terms of, a stock option agreement (the "Option Agreement") which shall state the number of Shares to which the Option pertain. The Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan as the Committee, in its discretion, may impose. The Committee may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

          (n)  Withholding.   The obligation of the Company to deliver Shares
upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.

          (o)  Change in Control.   In the event of a Change in Control of the
Company, as defined below, and notwithstanding any provision of this Plan to the contrary, all Options which have not terminated as of the date of such "Change in Control" and are which then held by any Optionee, Optionee's estate, personal representative or legal representative, shall, as of the date of such "Change of Control" become immediately exercisable notwithstanding the exercise periods specified in Subsection (c) and the exercise periods specified in the relevant Option Agreement. A "Change of Control" shall be deemed to have taken place upon the date when (i) an individual, firm, corporation, partnership or other entity (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or a subsidiary of the Company), together with all affiliates and associates (as such terms are defined in Rule 12(b)-2 under the Securities Exchange Act of 1934, as amended) shall become the beneficial owner of 20% or more of the common shares of the Company the outstanding; providing, however, that this subsection (i) shall not apply to Peter McCausland ("McCausland"), unless and until McCausland, together with all affiliates and associates, becomes the

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beneficial owner of 30% or more of the common shares of the Company than outstanding; (ii) stockholders approve the consummation of any merger of the Company or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation; or (iii) a change in the majority of the Board occurs during any 24-month period without the approval of a majority of directors in office at the beginning of such period.

          (p)  Pro-Rata Vesting.   In the event an Optionee ceases to be an
employee of the Company or a subsidiary by reason of retirement, death or disability after the grant to such person of a nonstatutory Option but before the Option has become exercisable in full, a pro rata portion of the shares subject to the current fiscal year's installment of such Option shall become exercisable, based upon the proportion which the number of full calendar months in such fiscal year prior to such termination of employment bears to the 12 calendar months in the fiscal year.

          (q) Acceleration of Vesting. Notwithstanding any other provision of this Plan, the Committee may accelerate vesting and exercisability of any outstanding nonstatutory option or any portion thereof to a date or dates designated by the Committee in accordancewith such terms and subject to such conditions, if any, as the Committee shall specify and as are agreed to by the Optionee.

          (r) Maximum Shares to be Granted to an Optionee. The maximum number of shares of Common Stock upon which Options may be granted to any Optionee in any fiscal year of the Company shall be 200,000, subject to adjustment as provided in Section 7 of this Plan.

6.   Investment Purpose

     Each Optionee or his legal representative or beneficiaries, may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment not with a view to distribution, and certificates representing such Shares may be legended accordingly. Such Shares shall be transferable thereafter only if the proposed transfer is permissible under the Plan and the Option and if, in the opinion of counsel (who shall be satisfactory to the Company), such transfer at such time be in compliance with applicable securities laws.

7.   Adjustments

     The number of Shares which may be issued under the Plan, as stated in
Section 4 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options) shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in capitalization of the Company.

     In the event the Company is liquidated or a corporate transaction described in Section 425(a) of the Code and the Treasury Regulations issued thereunder occurs (as, for example, a merger, consolidation, acquisition of property or stock separation, or reorganization), each outstanding Option shall be assumed by the surviving or successor corporation, if any, provided, however, that the Committee may terminate each outstanding Option if it determines that such assumption would not be in the best interests if the Company or a related corporation. The Committee shall give each Optionee to whom an outstanding Option has been granted fourteen (14) days notice prior to
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such termination (by reason of such liquidation or corporate transaction), so that any outstanding Option or portion thereof may be exercised up to, and including the earlier of: (i) the date immediately preceding such termination, or (ii) the Expiration date of such Option. In such event, the Committee may, in its sole discretion, allow each such Optionee (except directors unless the exercisability of Options is accelerated pursuant to Section 5(o) hereof to exercise his Option in full or in part (if it has not otherwise terminated) regardless of the provisions of Section 5(c) hereof or of the terms of any Option Agreement. The Committee may in its discretion, change the number of Shares issuable upon exercise of outstanding Options (except with respect to Options held by directors).

8.   Amendment or Discontinuance of the Plan

     The Board at any time, and from time to time, may suspend or discontinue the Plan or amend it in any respect whatsoever, provided, however, that, without the approval of the stockholders of the Company (which approval, in the case of a change in the maximum number of Shares with respect to which grants may be made under the Plan, may be obtained within twelve months of the date the change in the maximum number of Shares is adopted by the Board): (a) the class of individuals eligible to receive Options shall not be changed, (b) the maximum number of Shares with respect to which grants may be made under the Plan shall not be increased except as permitted under Section 7 hereof,
(c) the limitations on the price at which Options may be granted shall not be changed, and (d) the duration of the plan under Section 13 shall materially impair the rights of any holder of an outstanding Option without the consent of such holder (or make any change that would result in the loss of the availability of the exemption provided by Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934).

9.   Absence of Rights

     The recommendation or selection of an Eligible Individual as a recipient of an Option under the Plan shall not entitle such person to any Option unless and until the grant actually has been made by appropriate action of the Committee; and any such grant is subject to the provisions of the Plan. Further, the granting of an Option to a person shall not entitle that person to continued employment, and the Company shall have the absolute right, in its discretion, to retire such person in accordance with its retirement policies or otherwise to terminate his employment, whether or not such termination may result in a partial or total termination of his Option.

10.  Application of Funds

     The funds received by the Company upon the exercise of Options and otherwise under the Plan shall be used for general corporate purposes.

11.  Shareholder Approval

     This Plan is subject to the approval of the holders of at least a majority of the outstanding Shares, which approval was obtained on June 5, 1985, which date was within 12 months of the date the Plan was adopted by the Company.

12.  No Obligation to Exercise Option

     The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

13.  Termination of Plan


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     No Options may be granted after June 4, 1999, provided, however, that the
Plan and all outstanding Options shall remain in effect until such Options have expired or are terminated in accordance with the Plan.
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